EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accounts, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 8, 2002 included in Kadant Inc.'s Annual Report on Form 10-K for the year ended December 29, 2001, and to all references to our Firm included in this registration statement.

                                      /s/ Arthur Andersen LLP


Boston, Massachusetts
May 10, 2002